CIENA CORPORATION
Written Statement of Chief Executive Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer of Ciena Corporation (the “Company”), hereby certifies that, to his knowledge, on the date hereof:
(a) the Report on Form 10-Q of the Company for the quarter ended August 1, 2026 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gary B. Smith
Gary B. Smith
President and Chief Executive Officer
September 3, 2026

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Ciena Corporation and will be retained by Ciena Corporation and furnished to the Securities and Exchange Commission or its staff upon request.